Exhibit 5.1

February 15, 2018

Actinium Pharmaceuticals, Inc.

275 Madison Avenue, 7th Floor

New York, New York 10016

Ladies and Gentlemen:

You have requested our opinion, as special counsel to Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the issuance and sale by the Company of (i) 101,681,233 non-transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and to holders of certain outstanding warrants to purchase Common Stock who are entitled to participate in the Rights Offering; (ii) up to 35,714,285 units (the “Units”) issuable upon exercise of the Rights, each Unit consisting of one share of Common Stock, 0.25 series A warrants, with each whole warrant representing the right to purchase one share of Common Stock (the “Series A Warrants”) and 0.75 series B warrants, with each whole warrant representing the right to purchase one share of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”); (iii) up to 8,928,571 Series A Warrants; (iv) up to 26,785,713 Series B Warrants; (v) up to 35,714,285 shares of Common Stock issuable as part of the Units (the “Rights Shares”); (vi) up to 8,928,571 shares of Common Stock issuable upon exercise of the Series A Warrants (the “Series A Warrant Shares”) and up to 26,785,713 shares of Common Stock issuable upon exercise of the Series B Warrants (the “Series B Warrant Shares” and, collectively with the Series A Warrant Shares, the “Warrant Shares”). The Rights, Units, Rights Shares, Warrants, and Warrant Shares are referred to herein collectively as the “Securities.” The offering is being made pursuant to the Registration Statement on Form S-3 (No. 333-216748) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement dated October 24, 2017 (the “Base Prospectus”), and the prospectus supplement dated February 15, 2018, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.” The Securities are to be distributed or sold, as applicable, by the Company as described in the Registration Statement and the Prospectus.

We have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation and By-laws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have deemed relevant in connection with this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the accuracy, completeness and authenticity of certificates of public officials.

We are licensed to practice in the State of New York. This opinion letter is limited to New York law, the Delaware General Corporation Law and applicable federal law of the United States. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

February 15, 2018

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, on the date of this letter:

1.       The Rights, when issued in accordance with the Registration Statement, will have been duly authorized for issuance by all necessary corporate action of the Company and will be the legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.       The Units, when issued and sold in accordance with the Registration Statement, will have been duly authorized for issuance and sale by all necessary corporate action of the Company and will be the legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.       The Rights Shares, when issued as part of the Units in accordance with the Registration Statement, will have been duly authorized for issuance by all necessary corporate action of the Company and will be validly issued, fully paid, and non-assessable.

4.       The Warrants will have been duly authorized for issuance by all necessary corporation of the company when issued as part of the Units in accordance with the Registration Statement and duly delivered to purchasers thereof against payment therefore, and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.       The Warrant Shares, when issued and sold upon exercise of the Warrants in accordance with the terms thereof and of the Registration Statement, will have been duly authorized for issuance and sale by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

With regard to our opinion regarding the Warrant Shares to be sold upon exercise of the Warrants after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances by the Company of securities, including the Warrant Shares, and antidilution adjustments to outstanding securities, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number of shares of Common Stock which then are authorized but unissued.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ The Matt Law Firm, PLLC